Exhibit 5

                                 MILLER NASH LLP
                                ATTORNEYS AT LAW
                            3500 U. S. BANCORP TOWER
                              111 S.W. FIFTH AVENUE
                           PORTLAND, OREGON 97204-3699
                            TELEPHONE (503) 224-5858
                            FACSIMILE (503) 224-0155


                                November 22, 2000


Barrett Business Services, Inc.
4724 S.W. Macadam Avenue
Portland, Oregon  97201

             Subject: Registration Statement on Form S-8 Relating to 1993 Stock Incentive Plan

Ladies and Gentlemen:

            Reference is made to the Registration Statement on Form S-8 ("Registration Statement") to be filed by Barrett Business Services, Inc., a Maryland corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), an additional 250,000 shares (the "Registered Shares") of the Company's Common Stock, $.01 par value ("Common Stock"), to be issued under the Company's 1993 Stock Incentive Plan, as amended ("Amended Plan"), together with options and other rights relating thereto.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

            Based on the foregoing, it is our opinion that:

            1. The  Amended  Plan has been  duly  adopted  and  approved  by all necessary corporate action and when options or other rights relating to the 250,000 shares of Common Stock referred to above have been granted in accordance with the Amended Plan, such options or rights will have been legally issued.

            2. The 250,000  shares of Common  Stock  referred to above have been duly authorized and reserved for issuance.

            3. When such shares are issued and sold by the Company upon exercise of options or issued pursuant to other rights duly granted under the Amended Plan while the Registration Statement is effective, and payment for such shares to the extent and in the manner required by the Amended Plan is received by the Company, such shares will be legally issued, fully paid and nonassessable.

            We consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,



                                          MILLER NASH LLP